================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            ------------------------
                                   FORM SB-2/A
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                        BOULDER CREEK EXPLORATIONS, INC.
                 (Name of small business issuer in its charter)


          Nevada                       1081                        N/A
     (State or Other            (Primary Standard            (IRS Employer
     Jurisdiction of                Industrial              Identification #)
      Organization)            Classification Code)

    BOULDER CREEK EXPLORATIONS, INC.       NEVADA STATE CORPORATE NETWORK, INC.
          1450 Sasamat Street                2764 Lake Sahara Drive, Suite 111
      Vancouver, BC Canada V6R4G4                 Las Vegas, Nevada 89117
             (604) 719-8658                           (702) 851-1348
 (Address and telephone of registrant's    (Name, address and telephone number
           executive office)                       of agent for service)


APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT


If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]


If this Form is filed to register additional common stock for an offering under Rule 462(b) of the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed under Rule 462(c) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed under Rule 462(d) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made under Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

                                   Proposed        Proposed
Title of                Amount     Offering        Aggregate        Amount of
Shares to be             to be     Price           Offering         Registration
Registered            Registered   Per Share       Price            Fee

Common Stock          4,000,000     $ 0.05       $  200,000          $ 25.34


Common Stock by
Selling Security      2,040,000     $ 0.05       $  102,000[3]       $ 51.69
Shareholders

[1] The offering price has been arbitrarily determined by Boulder Creek Explorations, Inc. ("BCEI") and bears no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price.
[2] The portion of the shares which are being offered by the selling shareholders has been calculated based upon Rule 457(c) under the Securities Act.
[3] BCEI will not receive any of the proceeds from the sale of common stock by selling security shareholders.


REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON DATES AS THE COMMISSION, ACTING UNDER SAID SECTION 8(a), MAY DETERMINE.

                                   PROSPECTUS
                                   ----------

                        BOULDER CREEK EXPLORATIONS, INC.
                             SHARES OF COMMON STOCK
         NO MINIMUM TO 4,000,000 MAXIMUM BEING SOLD BY US TO THE PUBLIC
                                       AND
                        BOULDER CREEK EXPLORATIONS, INC.
                             SHARES OF COMMON STOCK
       2,040,000 SHARES OF COMMON STOCK BEING SOLD BY SELLING SHAREHOLDERS

         Boulder Creek Explorations, Inc. ("BCEI") common stock is presently not traded on any market or securities exchange. BCEI is registering 4,000,000 shares of common stock at an offering price of $0.05. The maximum amount to be raised is $200,000. There will be no underwriter or broker/dealer involved in the transaction and there will be no commissions paid to any individuals from the proceeds of this sale. The shares are being offered by BCEI through its sole officer and director. There will be no minimum amount of shares sold and BCEI will not create an escrow account into which the proceeds from any shares will be placed. The proceeds from all shares sold by BCEI will be placed into the corporate account and such funds shall be non-refundable to subscribers except as may be required by applicable law. The offering will be for a maximum of 90 days from ________________ and may be extended for an additional 90 days if the Company so chooses. BCEI will pay all expenses incurred in this offering.

         Concurrently with Boulder Creek Explorations, Inc.'s registration and offering of 4,000,000 common shares certain existing shareholders of the Company are selling 2,040,000 shares at an offering price of $0.05 per share for the duration of the offering, on a best efforts basis, no minimum, 2,040,000 shares maximum. There is no escrow account. The offering by the selling shareholders will be for a maximum period of 90 days from ________________ and may be extended for an additional 90 days if the Company so chooses. BCEI does not receive any proceeds from the sale of any of the shares held by the selling shareholders.

         The following table sets forth the information for the share offering:

                       PRICE        UNDERWRITING DISCOUNTS       PROCEEDS
                     TO PUBLIC     DISCOUNTS OR COMMISSIONS     TO COMPANY
                    -----------    ------------------------    ------------
Per share as
offered             $     0.05              None               $     0.05
by BCEI

Total number of
shares being        $  200,000              None              Up to $200,000
offered by BCEI
(4,000,000)

Per share
(Offered by
Certain             $     0.05              None                    None
Selling
Shareholders)

Total shares        $  102,000              None                    None
offered
by Certain Selling
Shareholders
 (2,040,000)

         The quoted price is the initial asking price by the selling shareholders. In the event that a market is created to trade these shares, the shares will be offered at the fixed price of $0.05 per share for the duration of the offering. At present, the selling shareholders have no agreements with any broker/dealer to sell these shares. In the event that shares are sold through a broker/dealer, a standard commission will be paid from the proceeds to that broker/dealer.

         The securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

                The date of this prospectus is ________________.

INVESTING IN THE COMPANY'S COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING AT PAGE 8. PLEASE READ THIS PROSPECTUS CAREFULLY.

         The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Security and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                                TABLE OF CONTENTS

                                                                            Page
                                                                             No.
                                                                            ----
Summary of Prospectus ....................................................... 5
Risk Factors ................................................................ 7
Use of Proceeds ............................................................ 14
Determination of Offering Price ............................................ 16
Dilution of the Price You Pay for Your Shares .............................. 16
Plan of Distribution; Terms of the Offering ................................ 18
Business ................................................................... 20
Management's Discussion and Analysis of Financial Condition and
Results of Operations ...................................................... 25
Management ................................................................. 28
Executive Compensation ..................................................... 29
Principal Shareholders ..................................................... 30
Description of Securities .................................................. 31
Certain Transactions ....................................................... 32
Litigation ................................................................. 32
Experts .................................................................... 33
Legal Matters .............................................................. 33
Financial Statements ................................................. F1 - F10

                             SUMMARY OF OUR OFFERING

This summary provides an overview of selected information contained in this prospectus. It does not contain all the information you should consider before making a decision to purchase the shares we are offering. You should very carefully and thoroughly read the more detailed information in this prospectus and review our financial statements.


Summary Information about Boulder Creek Explorations, Inc.

We were incorporated in the State of Nevada as a profit company on June 7, 2004 and established a fiscal year end of October 31st. Boulder Creek Explorations, Inc. ("BCEI") is a start-up, exploration stage company engaged in the search for commercially viable minerals. There is no assurance that a commercially viable mineral deposit, a reserve, exists on our claims or can be shown to exist until sufficient and appropriate exploration is done and a comprehensive evaluation of such work concludes economic and legal feasibility. Puneet Sharan, BCEI's sole officer and director, owns two mineral claims in British Columbia, Canada. We have no property other than an option to acquire the claims from Mr. Sharan, should minerals be found and their extraction be deemed economically feasible. As of the date of this prospectus, we have spent no funds on research and exploration of the claims. Our plan to initiate the exploration phase of our business plan is based on the success of this offering and a specific timetable.

Our business office is located at 1450 Sasamat Street, Vancouver, British Columbia, Canada V6R 4G4, and our telephone number is (604) 719-8658 and our United States and registered statutory office is located at 2764 Lake Sahara Drive, Suite 111, Las Vegas, Nevada 89117, telephone number (702) 851-1348; fax number (702) 838-5130. Our fiscal year end is October 31st.

As of October 31, 2005 BCEI had raised $22,300 through the sale of common stock. There is $3,385 of cash on hand and in the corporate bank account. BCEI currently has outstanding liabilities of $2,500 for expenses accrued during the start-up of the corporation and $3,000 loan payable to a shareholder of the corporation. As of the date of this prospectus we have not yet generated or realized any revenues from our business operations. The following financial information summarizes the more complete historical financial information as indicated on the audited financial statements of BCEI filed with this prospectus.

Concurrent Offering By Selling Shareholders

A group of selling shareholders is endeavoring to sell their shares of common stock at the same time BCEI is conducting this offering. The percentage of total outstanding common stock being offered by the selling shareholders is 22.6%. The price at which the selling shareholders offer their shares is a fixed price of $0.05 per share for the duration of the offering. There is no arrangement to address the possible effect of the concurrent primary and secondary offerings on the price of the stock. BCEI will not receive any proceeds from the sale of the common stock by the selling shareholders.

Summary Information About The Offering
--------------------------------------------------------------------------------

Securities being Offered by      Up to 6,040,000 shares of common stock.
the Company and Selling          4,000,000 common shares being offered by
Shareholders,Common Stock,       BCEI.  2,040,000 common shares being
par value $0.001                 offered by selling shareholders.

--------------------------------------------------------------------------------
Offering Price Per Share by      $0.05 per share for the duration of the
BCEI and Selling Shareholders    offering.
--------------------------------------------------------------------------------
Number of Shares Outstanding     9,040,000 common shares are currently issued
Before the Offering of Common    and outstanding.  2,040,000 of the issued and
Shares                           outstanding shares are to be sold under this
                                 Prospectus by existing security shareholders.
--------------------------------------------------------------------------------
Number of Shares Outstanding     13,040,000 common shares (if maximum is sold).
After the Offering
--------------------------------------------------------------------------------
Minimum Number of Shares to be   None
Sold in this Offering
--------------------------------------------------------------------------------

Use of Proceeds                  BCEI will not receive any proceeds from the
                                 sale of the common stock by the selling
                                 shareholders. If all 4,000,000 common shares being offered by BCEI are sold the total gross proceeds to BCEI would be $200,000. The intended use of the proceeds from BCEI's offering will be allocated towards exploration expenditures estimated at $166,500,
                                 Administrative expenses estimated at $18,000.
                                 The total expenses associated with this
                                 offering; including the preparation of this registration statement have been estimated at $11,827.

--------------------------------------------------------------------------------
Offering Period                  The shares are being offered for a period not
                                 to exceed 90 days from the date this Prospectus
                                 is effective with the Security and Exchange
                                 Commission, unless extended by the Company for
                                 an additional 90 days.
--------------------------------------------------------------------------------
Terms of the Offering            The selling security shareholders will
                                 determine when and how they will sell the
                                 common stock offered in this prospectus.
--------------------------------------------------------------------------------

Summary of Financial Information

    Balance Sheet                As of October 31, 2005
--------------------            -----------------------
Total Assets                           $  4,586
Total Liabilities                      $  5,500
Stockholder's Equity                   $   (914)

                                June 7, 2004 (inception)
    Operating Data                      through
                                    October 31, 2005
--------------------               -----------------
Revenue                                $      0
Net Loss                               $(23,214)
Net Loss Per Share                     $ (0.003)

BCEI has had no revenues and has achieved losses since inception. BCEI has had no operations, and has been issued a going concern opinion upon the sole reliance of the sale of our common stock to fund future operations.

                                  RISK FACTORS

Please consider the following risk factors before deciding to invest in our common stock.

Auditor's Going Concern
-----------------------

1. THERE IS SUBSTANTIAL DOUBT ABOUT BCEI'S ABILITY TO CONTINUE AS A GOING
   CONCERN

Our auditor's report on October 31, 2005 financial statements expresses an opinion that substantial doubt exists as to whether we can continue as an ongoing business. Because our officer and director may be unable or unwilling to loan or advance any additional capital to BCEI, we believe that if we do not raise at least $40,000 from our offering, we may be required to suspend or cease exploration activity within 12 months. Since there is no minimum and no refunds on sold shares, you may be investing in a company that will not have the funds necessary to continue its exploration activity.

BCEI incurred an accumulative net loss of ($23,214) for the period from inception to October 31, 2005, and we have no revenue. Our future is dependent upon our ability to obtain financing and upon future profitable operations from the development of our mineral properties. We plan to seek additional funds through private placements of our common stock and/or through debt financing. Our financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event we cannot continue in existence.

Risks Related To Our Financial Condition
----------------------------------------

2. IF WE DO NOT OBTAIN ADDITIONAL FINANCING, OUR BUSINESS WILL FAIL, WHICH WILL RESULT IN THE COMPLETE LOSS OF YOUR INVESTMENT

Our current operating funds are adequate for the next three months. BCEI's cash balance as of December 14, 2005 is $3,385. However, BCEI will require additional financing in order to complete an exploration program. If our exploration programs are successful in discovering ore of commercial tonnage and grade, we will require additional funds in order to place the Pun and the Tim property mineral licenses into commercial production.

Currently, management cannot provide investors with an accurate estimate of the additional proceeds required to bring the properties into commercial operation in the event minerals are found. Investors should be aware even if minerals are discovered on the properties it may be cost prohibitive to bring them to a level of commercial operation, which would result in the total loss of any investment made in the Company.

Further, we will require additional financing to sustain business operations if we are not successful in earning revenues once exploration is complete, management has estimated it would require an additional $100,000 to $150,000 to continue as an exploration company. These funds would be used for the purpose of maintain the Company as a reporting company with the SEC as well as for seeking prospective properties and beginning the initial exploration phases for minerals. Investors should be aware that it would be very unlikely the Company would receive additional funds if it does not produce revenues from its proposed exploration of the Pun and Tim claims. Even if additional proceeds where obtained we cannot provide any assurance that the Company would be able to locate a favorable property that would have the potential for bearing minerals or generating revenues for the Company.

Currently we do not have any arrangements for financing and can provide no assurance to investors that we will be able to obtain financing when required. Obtaining additional financing would be subject to a number of factors, the known material factors being market prices for precious and commercial minerals, investor acceptance of our mineral licenses, and investor sentiment. These factors may make the timing, amount, terms, or conditions of additional financing unavailable to us. See "Description of Business."

3. BECAUSE WE LACK AN OPERATING HISTORY, WE FACE A HIGH RISK OF BUSINESS FAILURE, WHICH MAY RESULT IN THE LOSS OF YOUR INVESTMENT

BCEI is a exploration company and has not even begun the initial stages of exploration of our mineral licenses, and thus we have no way to evaluate the likelihood that we will be able to operate the business successfully. We were incorporated on June 7, 2004 and to date have been involved primarily in organizational activities, the acquisition of the Pun and Tim property mineral licenses, and obtaining historic geological information on our mineral licenses. Based upon current plans, we expect to incur operating losses in future periods. This will happen because there are expenses associated with the research and exploration of our mineral properties, which are estimated at $3,250 per year. The Company will be responsible for these fees. In addition to this annual expense, the Company has a claim agreement with Mr. Sharan to apply at a minimum $15,000 of funds towards exploration activities by no later than March 2006. (See Option to Puchase Agreement, Exhibit 10.1 & 10.2.) These funds are anticipated to be derived from the share offering by the company contained herein.


We can not guarantee we will be successful in generating revenue in the future or be successful in raising funds through the sale of shares to pay for the exploration expenses pursuant to the claim agreement. As of the date of this Prospectus, we have not earned any revenue. Failure to generate revenue will cause us to go out of business, which will result in the complete loss of your investment.


4. IF WE DO NOT CONDUCT MINERAL EXPLORATION ON OUR MINERAL CLAIMS AND/OR PAY ANNUAL FEES, OUR MINERAL CLAIMS WILL LAPSE AND BE LOST

BCEI must complete mineral exploration work on our Pun as well as Tim property licenses; file and submit any geological data obtained from the licenses with the Canadian mining regulatory authorities regarding the work completed; and pay annual license fees on claims. If we do not conduct any mineral exploration on our claims or make the required payments, then our licenses will lapse and we will lose all interest in these Canadian mineral licenses. The expiration dates of the mineral claims are currently April 8, 2006 for both the Pun and Tim claims. The Licensee holder has the right to obtain extensions of the term of an exploration license for two (2) years each, upon fulfilling the terms and conditions of the Mineral Laws of Canada, which require a free miners certificate annual fee of $25 and conduct a minimum of $3,225 of work on the claims per year for a total of $3,250 annually.


In addition to the annual fees, BCEI has a Claim Agreement in place with Mr. Sharan, which requires the Company to apply a minimum of $15,000 towards exploration activities by no later than March 2006. These funds must be raised by the Company through this offering. If the funds are not raised BCEI will lose its option to acquire the claims and the business will fail. The Company can provide no guarantee or assurance it will be able to raise the required funds through the anticipated offering.


5. A CONFLICT OF INTEREST MAY ARISE IN THE EVENT MINERALS ARE FOUND ON THE PROPERTY BECAUSE OUR OFFICER CURRENTLY HAS SOLE OWNERSHIP OF THE PROPERTY

Our sole executive officer, Mr. Sharan currently has full ownership rights to the mineral claims on the property detailed herein. As such, if minerals are discovered on the property conflicts of interest between Mr. Sharan and the Company may arise and negatively impact the development of the Company and result in a complete loss of invested funds by shareholders.

6. BECAUSE THE COMPANY ANTICIPATES OPERATING EXPENSES WILL INCREASE PRIOR TO EARNING REVENUE, WE MAY NEVER ACHIEVE PROFITABILITY

Prior to completion of our exploration stage, we anticipate that we will incur increased operating expenses without realizing any revenue. We therefore expect to incur significant losses into the foreseeable future. We recognize that if we are unable to generate significant revenue from the exploration of mineral claims and the production of minerals thereon, if any, we will not be able to earn profits or continue operations. There is no history upon which to base any assumption as to the likelihood that the Company will prove successful. We cannot provide investors with any assurance that we will generate any operating revenue or ever achieve profitable operations. If we are unable or unsuccessful at addressing these risks, there is a high probability that our business will fail, which will result in the loss of your entire investment.

7. BECAUSE OF THE SPECULATIVE NATURE OF EXPLORATION, THERE IS SUBSTANTIAL RISK THAT NO COMMERCIALLY EXPLOITABLE MINERALS WILL BE FOUND WHICH WILL CAUSE US TO GO OUT OF BUSINESS, AND RESULT IN THE COMPLETE LOSS OF YOUR INVESTMENT

The search for valuable minerals as a business is extremely risky. We cannot provide investors with any assurance that our mineral claims contain commercially exploitable reserves of minerals. Exploration for minerals is a speculative venture involving substantial risk. The expenditures to be made by us in the exploration of the mineral claims may not result in the discovery of commercial quantities of ore. Problems such as unusual or unexpected formations and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts. In addition, there is always the risk that a planned exploration program may cost more to complete than budgeted. These factors may cause us to be unable to complete our business plan. We will go out of business if we are unable to earn revenue, which would result in the entire loss of your investment.

8. BECAUSE OF THE INHERENT DANGERS INVOLVED IN MINERAL EXPLORATION, THERE IS A RISK THAT WE MAY INCUR LIABILITY OR DAMAGES AS WE CONDUCT OUR BUSINESS

The search for valuable minerals involves numerous hazards. As a result, we may become subject to liability for such hazards, including pollution, cave-ins and other hazards against which we cannot insure or against which we may elect not to insure. The payment of such possible liabilities may have a material adverse effect on our financial position. We do not have any insurance that would cover these potential liabilities, as no such insurance exists.

9. BECAUSE ACCESS TO THE BCEI's MINERAL CLAIMS MAY BE RESTRICTED BY INCLEMENT WEATHER, WE MAY BE DELAYED IN OUR EXPLORATION EFFORTS

Access to the Pun and Tim properties' mineral licenses will be restricted during certain times of the year due to inclement weather in the area. The Pun and Tim properties' mineral licenses are located in British Columbia, Canada. Both of the properties are located in a mountainous region with limited access. Moderate weather allows for field work throughout most of the year, however, winter storms may cause delays or postponement of field work.

Risks Related To Our Market and Strategy
----------------------------------------

10. BECAUSE TITLE TO THE MINERAL CLAIMS ARE NOT HELD IN BCEI'S NAME OWNERSHIP OF THE CLAIMS MAY BE GRANTED TO A THIRD PARTY LEAVING THE COMPANY WITH NOTHING, RESULTING IN A COMPLETE LOSS OF ANY INVESTMENT IN THE COMPANY

Titles to the mineral claims we intend to explore are not held in our name. Title to the claim is recorded in the name of Mr. Sharan, officer and director, a British Columbia resident. In the event Mr. Sharan were to grant another person a deed of ownership which was subsequently registered prior to our deed, the third party would obtain good title and we would have nothing. Similarly, if Mr. Sharan were to grant an option to another party, that party would be able to enter the claim, carry out certain work commitments and earn right and title to the claim and we would have little recourse as we would be harmed, will not own any property and would have to cease carrying on business. Although we would have recourse against Mr. Sharan in the situations described through a legal action for breach of fiduciary duties, there is a question as to whether that recourse would have specific value or the Company would have funds required to pursue such an action. If Mr. Sharan engages in any one of the situations described above it would result in business failure and a complete loss of any investment made in the Company.


11. BECAUSE OUR SOLE OFFICER/DIRECTOR HAS OTHER OUTSIDE BUSINESS ACTIVITIES AND MAY NOT BE IN A POSITION TO DEVOTE A MAJORITY OF HIS TIME TO OUR EXPLORATION ACTIVITY; OUR EXPLORATION ACTIVITY MAY BE SPORADIC WHICH MAY RESULT IN PERIODIC INTERRUPTIONS OR SUSPENSIONS OF EXPLORATION OR BUSINESS FAILURE

Mr. Sharan, our sole officer and director, has other outside business activities and will only be devoting approximately 10-12 hours per week to our operations; our operations may be sporadic and occur at times which are convenient to Mr. Sharan, which may result in periodic interruptions or suspensions of exploration. If the demands of the Company's business require the full business time of the executive officer, he is prepared to adjust his timetable to devote more time to the Company's business. However, there can be no assurance that the sole executive officer will be able to devote sufficient time to the management of the Company's business, as and when needed.

12. BECAUSE THE SOLE EXECUTIVE OFFICER DOES NOT HAVE TECHNICAL TRAINING OR EXPERIENCE FOR, STARTING, AND OPERATING AN EXPLORATION PROGRAM, THE COMPANY MAY NEVER BE SUCCESSFUL IN IMPLEMENTING AN EXPLORATION PROGRAM WHICH WILL RESULT IN THE LOSS OF YOUR INVESTMENT

Our management has no experience in the exploration of precious metals nor has he ever started or conducted an exploration program. Further, our management has no direct training or experience in these areas and as a result may not be fully aware of many of the specific requirements related to working within the industry. Management's decisions and choices may not take into account standard engineering or managerial approaches which mineral exploration companies commonly use. Consequently our operations, earnings and ultimate financial success could suffer irreparable harm due to management's lack of experience in this industry. As a result we may have to suspend or cease operations which will result in the loss of your investment.

13. BECAUSE THE PROBABILITY OF AN INDIVIDUAL PROSPECT EVER HAVING RESERVES IS EXTREMELY REMOTE, IN ALL PROBABILITY OUR PROPERTY DOES NOT CONTAIN ANY RESERVES,AND ANY FUNDS SPENT ON EXPLORATION WILL BE LOST

Because the probability of an individual prospect ever having reserves is extremely remote, in all probability, our property does not contain any reserves, and any funds spent on exploration will be lost. Without ore reserves we cannot generate income and if we cannot generate income, we will be required to cease exploration activity. In the event we cease operations, we will continue to explore other properties in Canada and potentially throughout the world and seek to obtain option agreements with another company. We have no plans to, nor have we entered into any negotiations, understandings or agreements to acquire or be acquired by another company.

14. THE PROPERTIES HAVE NOT BEEN EXAMINED BY A PROFESSIONAL GEOLOGIST OR MINING ENGINEER AND NO GEOLOGICAL REPORT HAS BEEN WRITTEN ON THE PROPERTY LIMITING THE LIKELYHOOD OF THE COMPANY EVER DISCOVERING MINERALS ON THE PROPERTY

Because there is no geological report the Company can rely on and the fact that the properties have not been examined by a geologist or mining engineer management will be responsible for initial exploration decisions. These decisions and choices may not take into account standard engineering or managerial approaches mineral exploration companies commonly use or may go against external advice. As a result, our business, earnings and ultimate financial success could suffer irreparable harm due to management's lack of experience in our industry.


15. BECAUSE TITLE TO THE PROPERTY IS HELD IN THE NAME OF ANOTHER ENTITY, IF IT SHOULD BE TRANSFERRED TO SOMEBODY OTHER THAN BCEI WE WOULD HAVE TO CEASE OPERATIONS

Title to the property upon which we intend to conduct exploration activities is not held in our name. Title to the property is recorded in the name of our sole Officer and Director, Puneet Sharan. If Mr. Sharan transfers the property to a third person, the third person will obtain good title and we will have nothing. Since Mr. Sharan has a fiduciary duty to us in his capacity as our sole director, we will have a cause of action against Mr. Sharan for breach of fiduciary duty. The amount of damages will be the value of the property as of the time of the transfer, should that ever occur. If that happens we will be harmed in that we will not own any property and we will have to cease operations. Under British Columbia law title to British Columbia mining claims can only be held by British Columbia residents. In the case of corporations, title must be held by a British Columbia corporation. In order to comply with the law we would have to incorporate a British Columbia wholly owned subsidiary corporation and obtain audited financial statements. We believe those costs would be a waste of our money at this time since the legal costs of incorporating a subsidiary corporation, the accounting costs of audited financial statements for the subsidiary corporation, together with the legal and accounting costs of expanding this registration statement would cost many thousands of dollars. Accordingly, we have elected not to create the subsidiary at this time, but will do so if mineralized material is discovered on the property.

Risks Related To This Offering
------------------------------

16. WE CURRENTLY HAVE NO MARKET FOR OUR SHARES, THUS SHAREHOLDERS MAY BE UNABLE TO SELL THEIR SHARES AND EVEN IF A MARKET SHOULD DEVELOP, THE PRICE MAY BE VOLATILE AND SHAREHOLDERS MAY LOSE THEIR ENTIRE INVESTMENT

Although we intend to apply for listing of our common stock on the NASD Over-The-Counter Bulletin Board, currently, our stock is not traded and we cannot provide investors with any assurance that it will be traded, or if traded, whether a market will develop. If no market develops, the holders of our common stock may find it difficult to sell their shares. Further, even if a market develops, our common stock will be subject to fluctuations, causing our stock to be volatile.

In the event our shares are traded, our stock could be known as a "penny stock" which is subject to various regulations involving disclosures to be given to you prior to purchase of any penny stock. The U.S. Securities and Exchange Commission (the "SEC") has adopted regulations which generally define a "penny stock" to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Depending on market fluctuations, our common stock could be considered to be a "penny stock". A penny stock is subject to rules that impose additional sales practice requirements on broker/dealers who sell these securities to persons other than established customers and accredited investors. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of these securities. In addition he must receive the purchaser's written consent to the transaction prior to the purchase. He must also provide certain written disclosures to the purchaser. Consequently, the "penny stock" rules may restrict the ability of broker/dealers to sell our securities, and may negatively affect the ability of holders of shares of our common stock to resell them. These disclosures require you to acknowledge you understand the risk associated with buying penny stocks and that you can absorb the entire loss of your investment. Penny stocks are low priced securities that do not have a very high trading volume. Consequently, the price of the stock is oftentimes volatile and you may not be able to buy or sell the stock when you want.

17. BECAUSE OUR COMPANY'S PRESIDENT CURRENTLY OWNS 77% OF THE OUTSTANDING COMMON STOCK, INVESTORS MAY FIND DECISIONS MADE BY MANAGEMENT CONTRARY TO THEIR INTERESTS

Mr. Sharan, our sole officer and director currently owns more than 77% of the outstanding shares and will own 54% if the maximum shares are sold for this offering. As a result he will be able to decide who will be directors and control the direction of the Company. His interests may differ from the interests of the other stockholders. Factors that could cause his interests to differ from the interest of other stockholders include the impact of corporate transactions on business time and the ability of him to continue to manage the business, in terms of the amount of time he is able to devote to the Company.

18. BECAUSE WE DO NOT HAVE AN ESCROW OR TRUST ACCOUNT FOR INVESTOR'S SUBSCRIPTIONS, IF WE FILE FOR BANKRUPTCY PROTECTION OR ARE FORCED INTO BANKRUPTCY PROTECTION, INVESTORS WILL LOSE THEIR ENTIRE INVESTMENT

Invested funds for this offering will not be placed in an escrow or trust account. Accordingly, if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. As such, you will lose your investment and your funds will be used to pay creditors and will not be used for exploration.

Risks Related To Legal Uncertainty
----------------------------------

19. OUR BUSINESS MAY BE NEGATIVELY AFFECTED IF THE COMPANY BECOMES SUBJECT TO BURDENSOME GOVERNMENT REGULATIONS ON EXPROPRIATION OR OTHER LEGAL UNCERTAINTIES SUCH AS TAX AND ENVIRONMENTAL LIABILITIES IN BRITISH COLUMBIA CANADA

There are several governmental regulations that materially restrict the use and development of ore. In addition, the legal and regulatory environment that pertains to the exploration of ore is uncertain and may change. Uncertainty and new regulations could increase the costs of doing business and prevent us from exploring or developing ore deposits. The growth of demand for ore may also be significantly slowed, and limit our ability to generate revenue. In addition, new laws and regulations may be adopted and/or existing laws may be applied to exploration and mining that have not as of yet been applied. Any change in laws may increase the Company's cost of doing business within British Columbia which overall, may affect the financial condition of our company and ultimately harm operating results.

General Overall Risks Related to Investing in Our Company
---------------------------------------------------------

20. BECAUSE WE ARE A PRE-EXPLORATION COMPANY AND CURRENTLY ARE NOT AN OPERATING BUSINESS WE DO NOT ANTICIPATE PAYING DIVIDENDS IN THE FORESEEABLE FUTURE

We do not anticipate paying dividends on our Common Stock in the foreseeable future but we plan to retain earnings, if any, for the operation, growth, and expansion of our business.

21. BECAUSE OUR EXPLORATION OPERATIONS ARE IN A FOREIGN COUNTRY, WE ARE SUBJECT TO FOREIGN CURRENCY FLUCTUATION WHICH MAY ADVERSELY AFFECT OUR COMPANY

Our exploration operations are in a foreign country and are subject to foreign currency fluctuation and such fluctuation may adversely affect our financial position and results. There can be no assurance that management will have the capacity to address and adequately control foreign currency fluctuations thereby eliminating adverse effects and accordingly, we may suffer losses.

22. OUR SOLE OFFICER/DIRECTOR AND CURRENT SHAREHOLDERS OF OUR COMPANY ARE ALL NON-RESIDENTS OF THE UNITED STATES AND THUS MAY BE A CAUSE FOR CONCERN REGARDING THE FUTURE OF THE COMPANY AND ITS GENERAL DIRECTION

Our sole officer/director of the Company, and all of the current shareholders, are non-residents of the United States. Accordingly, investors in this offering may not feel comfortable investing in a company whose management is outside of the country and may be uneasy regarding the future stability of the company. There can be no assurance management will ever be run by residents of the United States.

Forward-Looking Statements
--------------------------

This prospectus contains certain forward-looking statements regarding management's plans and objectives for future operations including plans and objectives relating to our planned exploration and future economic performance. The forward-looking statements and associated risks set forth in this prospectus include or relate to, among other things, (a) our projected profitability, (b) our growth strategies, (c) anticipated trends in our industry, (d) our ability to obtain and retain sufficient capital for future operations, (e) our anticipated needs for working capital. These statements may be found under "Management's Discussion and Analysis or Plan of Operation" and "Description of Business," as well as in this prospectus generally. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under "Risk Factors" and matters described in this prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this prospectus will in fact occur.

The forward-looking statements herein are based on current expectations that involve a number of risks and uncertainties. Such forward-looking statements are based on assumptions that we will be able to continue exploration on a timely basis, that we will attract customers, that there will be no material adverse competitive or regulatory change in conditions in our business, that our President will remain employed as such, that our forecasts accurately anticipate market demand, and that there will be no material adverse change in our operations or business or in governmental regulations affecting our business. The foregoing assumptions are based on judgments with respect to, among other things, future economic, competitive and market conditions, and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Accordingly, although we believe that the assumptions underlying the forward-looking statements are reasonable, any such assumption could prove to be inaccurate and therefore there can be no assurance that the results contemplated in forward-looking statements will be realized. In addition, as disclosed elsewhere in this "Risk Factors" section of this prospectus, there are a number of other risks inherent in our business and operations, which could cause our operating results to vary markedly and adversely from prior results or the results contemplated by the forward-looking statements. Growth in absolute and relative amounts of cost of development and maintenance, general and administrative expenses or the occurrence of extraordinary events could cause actual results to vary materially from the results contemplated by the forward-looking statements. Management decisions, including budgeting, are subjective in many respects and periodic revisions must be made to reflect actual conditions and business developments, the impact of which may cause us to alter marketing, capital investment and other expenditures, which may also materially adversely affect our results of operations. In light of significant uncertainties inherent in the forward-looking information included in this prospectus, the inclusion of such information should not be regarded as a representation by us or any other person that our objectives or plans will be achieved.

                                 USE OF PROCEEDS

Our offering is being made on a self-underwritten basis - no minimum of shares must be sold in order for the offering to proceed. The offering price per share is $0.05. The following table below sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100% of the securities offered for sale in this offering by the company.

                                If 25% of    If 50% of    If 75% of   If 100% of
                               Shares Sold  Shares Sold  Shares Sold Shares Sold

GROSS PROCEEDS FROM              $ 50,000     $100,000     $150,000     $200,000
      THIS OFFERING              ========     ========     ========     ========
Less: OFFERING EXPENSES
    Legal and Accounting            4,000        4,000        4,000        4,000
    SEC Filing Fee                  2,077        2,077        2,077        2,077
    Printing                          250          250          250          250
    Transfer Agent                  2,500        2,500        2,500        2,500
    TOTAL                        $  8,827     $  8,827     $  8,827     $  8,827
Less: EXPLORATION EXPENDITURES
    Consulting Services             7,000       16,000       27,000       36,000
    Core Drilling                  24,000       54,000       86,000      110,000
    Analyzing Sample                3,415        9,699       16,000       20,500
    TOTAL                        $ 34,415     $ 79,699     $129,000     $166,500
Less: ADMINISTRATION EXPENSES
    Office, Stationery, Telephone   2,000        2,000        2,000        2,000
    Assistant/Secretary                 0            0            0       12,000
    [1] Maintain mining claim
     (claim fee +work in lieu)      3,280        3,280        3,280        3,280

    TOTAL                        $  5,280     $  5,280     $  5,280     $ 17,280
                                 ========     ========     ========     ========
    TOTALS                       $ 48,522     $ 93,806     $143,107     $192,607

The above figures represent only estimated costs.

[1] $3,280 has been allocated for purposes of maintaining the claim on an annual basis. This fee includes the annual filing fee and cash in lieu of work on the claim as required by Canadian Mining law.


Exploration expenditures consist of fees to be paid for consulting services connected with exploration, the cost of core drilling, and cost of analyzing core samples. We are not going to spend any sums of money or implement our exploration program until this offering is completed. We have not begun exploration. Consulting fees and associated costs will not be more than $36,000 to complete our exploration program. We anticipate that our exploration program will be completed within three months if at least 25% of the shares are sold in the offering, which would result in $50,000 of proceeds to BCEI. Core drilling will cost approximately $20.00 per foot. We will drill as many holes as proceeds from the offering allow. We estimate it will cost from $3,415 up to $20,500 to analyze the core samples. We cannot be more specific about the application of proceeds for exploration, because we do not know what we will find. Management believes an attempt to be more specific would likely result in numerous amendment to this registration statement as every time an event occurred that would change our allocation, we would be required to amend the Prospectus. We believe that the process of amending the registration statement would take an inordinate amount of time and not be in investors' best interest in that we would have to spend money for legal fees which could otherwise be spent on exploration.

We have allocated a wide range of money for exploration. That is because we do not know how much will ultimately be needed for exploration. If we discover significant quantities of mineral, we will begin technical and economic feasibility studies to determine if we have reserves. Only after we have reserves will we consider developing the property.

                         DETERMINATION OF OFFERING PRICE

The price of the shares we are offering was arbitrarily determined in order for us to raise up to a total of $200,000 in this offering. The offering price bears no relationship whatsoever to our assets, earnings, book value or other criteria of value. Among the factors considered were:

      *     our lack of operating history
      *     the proceeds to be raised by the offering
      * the amount of capital to be contributed by purchasers in this offering in proportion to the amount of stock to be retained by our existing Stockholders, and
      *     our relative cash requirements.

                  DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.


The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

               Existing Stockholders if all of the Shares are Sold
               ---------------------------------------------------
Price per share                                                     $      0.05
Net tangible book value per share before offering                   $     0.002
Potential gain to existing shareholders                             $   200,000
Net tangible book value per share after offering                    $      0.02
Increase to present stockholders in net tangible book value per
Share after offering                                                $      0.02
Capital contributions                                               $    22,300
Number of shares outstanding before the offering                      9,040,000
Number of shares after offering held by existing stockholders        13,040,000
Percentage of ownership after offering                                       69%

            Purchasers of Shares in this Offering if all Shares Sold
            --------------------------------------------------------
Price per share                                                     $      0.05
Dilution per share                                                  $      0.03
Capital contributions                                               $   200,000
Percentage of Capital Contributions                                          90%
Number of shares after offering held by public investors              4,000,000
Percentage of ownership after offering                                       31%

           Purchasers of Shares in this Offering if 75% of Shares Sold
           -----------------------------------------------------------
Price per share                                                     $      0.05
Dilution per share                                                  $      0.03
Capital contributions                                               $   150,000
Percentage of Capital Contributions                                          87%
Number of shares after offering held by public investors              3,000,000
Percentage of ownership after offering                                       25%

           Purchasers of Shares in this Offering if 50% of Shares Sold
           -----------------------------------------------------------
Price per share                                                     $      0.05
Dilution per share                                                  $      0.03
Capital contributions                                               $   100,000
Percentage of Capital Contributions                                          82%
Number of shares after offering held by public investors              2,000,000
Percentage of ownership after offering                                       18%

           Purchasers of Shares in this Offering if 25% of Shares Sold
           -----------------------------------------------------------
Price per share                                                     $      0.05
Dilution per share                                                  $      0.04
Capital contributions                                               $    50,000
Percentage of Capital Contributions                                          69%
Number of shares after offering held by public investors              1,000,000
Percentage of ownership after offering                                       10%

                            SELLING SECURITY HOLDERS

The following table sets forth information as of October 31, 2005 with respect to the beneficial ownership of our common stock both before and after the offering. The table includes all those who beneficially own any of our outstanding common stock AND are selling their shares in the concurrent offering. NOTE: Our sole office and director, Puneet Sharan, as of the date of this Prospectus owns 7,000,000 common shares, which are subject to Rule 144 restrictions.

The percentages determined in these calculations are based upon 9,040,000 of our common shares issued and outstanding as of the date of this Prospectus. The following table shows the number of shares and percentage before and after the public offering:


                                            %                                        %
Name and Address of              Ownership  Before    Total Shares                   Owned%
Beneficial Owners of             Before     Offering  Offered        Total Shares    After
Common Stock                     Offering   (1)       For Sale       After Offering  Offering
---------------------------------------------------------------------------------------------
Anthony Tai                      200,000    2.2%      200,000        0               0%
#40-6588
Barnard Drive
Richmond, BC
Canada
---------------------------------------------------------------------------------------------
Jia Fang Tang                    200,000    2.2%      200,000        0               0%
9525 116A Street
Delta, BC
Canada
---------------------------------------------------------------------------------------------
LeMaire Family Trust (2)         200,000    2.2%      200,000        0               0%
138 19639 Meadows Gardens Way
Pitt Meadows, BC
Canada
---------------------------------------------------------------------------------------------
John Kardos                      200,000    2.2%      200,000        0               0%
4750 The Highway
West Vancouver, BC
Canada
---------------------------------------------------------------------------------------------
Dixon Wong                       280,000    3.1%      280,000        0               0%
620-650 West 41st Ave.
Vancouver, BC
Canada
---------------------------------------------------------------------------------------------


                                      -17-


                                            %                                        %
Name and Address of              Ownership  Before    Total Shares                   Owned%
Beneficial Owners of             Before     Offering  Offered        Total Shares    After
Common Stock                     Offering   (1)       For Sale       After Offering  Offering
---------------------------------------------------------------------------------------------
Ian Becket                       280,000    3.1%      280,000        0               0%
3970 Southwood Street
Burnaby, BC
Canada
---------------------------------------------------------------------------------------------
Haining Yang                     280,000    3.1%      280,000        0               0%
7095 115th Street
Delta, BC
Canada

---------------------------------------------------------------------------------------------
Sharon Proudfoot                 400,000    4.4%      400,000        0               0%
2811 7th Ave.  N.W.
Calgary, Alberta
Canada
---------------------------------------------------------------------------------------------

(1) Based on 9,040,000 common shares outstanding prior to the primary offering.
(2) Brian LeMaire has the authority for investment power over the LeMaire Family Trust
(*) Except as pursuant to applicable community property laws, the persons named in this table have sole voting and investment power with respect to all shares of Common Stock.

The shares were acquired in September and October of 2004 by non-U.S. citizens, we issued 2,040,000 common shares for total consideration of $15,300, which was accounted for as a purchase of common stock. The shares offered for sale were not registered under the 1933 Act, and were offered and sold in reliance upon the exemptions specified in Regulation S promulgated pursuant thereto.


                              PLAN OF DISTRIBUTION

We are offering 4,000,000 shares on a self-underwritten basis. The offering price is $0.05 per share for the duration of the offering.

A group of selling shareholders is endeavoring to sell their shares of common stock at the same time and at the same price of $0.05 we are conducting this offering. The percentage of the total outstanding common stock being offered by the selling shareholders is approximately 22.5% based upon 9,040,000 of our common shares that are issued and outstanding as of the date of this Prospectus. There is no arrangement to address the possible effect of the concurrent primary and secondary offerings on the price of the stock.

We will sell the shares only through Puneet Sharan, our president and a director. Mr. Sharan will receive no commission from the sale of any shares. He will not register as a broker/dealer under Section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker/dealer. The conditions are that:

     1. The person is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,
     2. The person is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

     3. The person is not at the time of their participation, an associated person of a broker/-dealer; and,

     4. The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the Issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve
          (12) months; and (C) do not participate in selling and offering of securities for any Issuer more than once every twelve (12) months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Mr. Sharan is not statutorily disqualified, is not being compensated, and is not associated with a broker/dealer. He is and will continue to be our president and a director at the end of the offering and has not been during the last twelve months and is currently not a broker/dealer or associated with a broker/dealer. Mr. Sharan has not during the last twelve months and will not in the next twelve months offer or sell securities for another corporation. Mr. Sharan ceased being a "broker" in 1997 and did not become an officer/director of our Company until June, 2004. Pursuant to Canadian securities regulations, Mr. Sharan must be employed and insured by a licensed Canadian brokerage house in order to be employed as a broker. As such, as stated earlier, Mr. Sharan is not a "broker" and has not been a "broker" for nearly seven years, since 1997. Mr. Sharan is not selling any of his shares in this offering and has not sold any during the last twelve months.

Only after our prospectus is effective by the SEC, do we intend to advertise, through tombstones, and hold investment meetings in various provinces where the offering will be registered. We will not use the Internet to advertise our offering. We will also distribute the prospectus to potential investors at the meetings and to our friends and relatives who are interested in us and a possible investment in the offering.

We confirm that we have not engaged and will not be engaging a finder in connection with this offering.

We intend to sell our shares outside of the United States of America only.

Offering Period and Expiration Date

This offering will start on the date of this prospectus and continue for a period of 90 days. We may extend the offering period for an additional 90 days, or unless the offering is completed or otherwise terminated by us.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must

     1.   Execute and deliver a subscription agreement
     2.   Deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to "BOULDER CREEK EXPLORATIONS, INC."

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All moneys from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

                                LEGAL PROCEEDINGS

We are not a party to any material legal proceedings and to our knowledge; no such proceedings are threatened or contemplated by any party.

Puneet Sharan, President of our company, was party to a disciplinary action by the Vancouver Stock Exchange in August of 1997, for failing to appreciate the trading patterns of certain client accounts while employed as a broker and Approved Person of the Vancouver Stock Exchange. The action was based upon Mr. Sharan's failure to meet the Vancouver Exchange's standard expected as a gatekeeper while in the capacity of a broker. The matter was resolved by way of settlement and is no longer a pending issue. The Company believes this historical matter will have no impact on its future business prospects.

                                    BUSINESS

General

We were incorporated in the State of Nevada on June 7, 2004. We are engaged in the acquisition and exploration of mining properties. Our United States and statutory registered agent's office is located at 2764 Lake Sahara Drive, Suite 111, Las Vegas, Nevada 89117, telephone (702) 851-1348, fax (702) 838-5130 and our Vancouver Canada office is located at 1450 Sasamat Street, Vancouver, British Columbia, V6R4G4, Canada. Our telephone number is (604) 719-8658. This is the home of Puneet Sharan, our president. We currently use this space on a rent-free basis.

We have no plans to change our business activities or to combine with another business, and are not aware of any events or circumstances that might cause us to change our plans. We have no revenues, have achieved losses since inception, have no operations, have been issued a going concern opinion and rely upon the sale of our securities to funds operations.

Background

In April 2004, our President, Puneet Sharan, acquired two mineral claims in British Columbia, Canada by purchasing for C$2,360 the same from Clive Ashworth, a non-affiliated third party. The claims are both located within the Lillooet Mining Division of the Ministry of Sustainable Resource Management. Both the Pun and Tim claims are four post claims, and they both consist of 18 units (one unit represent 25 hectares). The claims are identified as follows:

    Tenure Number        Claim Name       Issue Date        Tag Number
    -------------        ----------       ----------        ----------
    409538               Pun              April 8, 2004     233318
    409539               Tim              April 8, 2004     233317

The Company plans to explore for the following mineralization deposits on the properties: zinc, copper, silver, and gold. The Company cannot provide any assurance or guarantee that any of the above minerals will be found on the property.

On August 27, 2004 BCEI entered into an Option Agreement with its sole officer and director, Puneet Sharan whereby Mr. Sharan gives and grants to the Company the sole and exclusive right and option to acquire an undivided 100% of the right, title and interest of Mr. Sharan in and to the Claims for $1. This Agreement was amended on September 8, 2005 and is subject to consideration of the following:

     (a) The Company, or its permitted assigns, incurring exploration expenditures on the Claims of a minimum of $15,000 on or before March 31, 2006;

     (b) The Company, or its permitted assigns, incurring exploration expenditures on the Claims of a further $40,000 (for aggregate minimum exploration expenses of $55,000) on or before March 31, 2007; and

     (c) Upon exercise of the Option, BCEI agrees to pay Vendor, commencing January 1, 2009, the sum of $25,000 per annum for so long as BCEI, or its permitted assigns, holds any interest in the Claims.


To date we have not performed any work on the claim nor have we spent any money on research and development activities. We cannot provide any assurance whatsoever that the claims will ever be productive. The claim is unencumbered and there are no competitive conditions which affect it. Further, there is no insurance covering the claim. We believe that no insurance is necessary since the claim is unimproved and contains no buildings or improvements.

Canadian jurisdictions allow a mineral explorer to claim a portion of available Crown lands as its exclusive area for exploration by depositing posts or other visible markers to indicate a claimed area. The process of posting the area is known as staking. The claims were staked prior to Mr. Sharan's purchase. The claims are recorded in the name of Puneet Sharan to avoid paying an additional fee. (The cost for a foreign corporation to record the claims is $500 per year verses $25 for a Canadian resident.) Mr. Sharan has not provided us with a signed or executed bill of sale in our favor. Mr. Sharan will issue a Bill of Sale to a subsidiary corporation to be formed by us should mineralized material be discovered on the property.


Under British Columbia law title to British Columbia mining claims can only be held by British Columbia residents. In the case of corporations, title must be held by a British Columbia corporation. Since we are an American corporation, we can never possess legal mining claim to the land. In order to comply with the law we would have to incorporate a British Columbia wholly owned subsidiary-corporation and obtain audited financial statements. We believe those costs would be a waste of our money at this time since the legal costs of incorporating a subsidiary corporation, the accounting costs of audited financial statements for the subsidiary corporation, together with the legal and accounting costs of expanding this registration statement would cost many thousands of dollars. Accordingly, we have elected not to create the subsidiary at this time, but will do so if mineralized material is discovered on the property.

In the event that we find mineralized material and the mineralized material can be economically extracted, we will form a wholly owned British Columbia subsidiary corporation and Mr. Sharan will transfer title to the property to the wholly owned subsidiary corporation. We are in possession of the unrecorded deed and the decision to record or not record is solely within our province. Should Mr. Sharan transfer title to another person and that deed is recorded before we record our documents, that other person will have superior title and we will have none. If that event occurs, we will have to cease or suspend operations. However, Mr. Sharan will be liable to us for monetary damages for breach of his fiduciary duty to us. If that occurs, we would sue Mr. Sharan for the loss of your investment.

All Canadian lands and minerals which have not been granted to private persons are owned by either the federal or provincial governments in the name of Her Majesty. Ungranted minerals are commonly known as Crown minerals. Ownership rights to Crown minerals are vested by the Canadian Constitution in the province where the minerals are located. In the case of the Company's property, that is the province of British Columbia. In the nineteenth century the practice of reserving the minerals from fee simple Crown grants was established. Legislation now ensures that minerals are reserved from Crown land dispositions. The result is that the Crown is the largest mineral owner in Canada, both as the fee simple owner of Crown lands and through mineral reservations in Crown grants. Most privately held mineral titles are acquired directly from the Crown. The Company's property is one such acquisition. Accordingly, fee simple title to the Company's property resides with the Crown.

The Company's claims are mining leases issued pursuant to the British Columbia Mineral Act. The lessee has exclusive rights to mine and recover all of the minerals contained within the surface boundaries of the lease continued vertically downward.

The property is unencumbered, that is there are no claims, liens, charges or liabilities against the property, and there are no competitive conditions that are the action of some unaffiliated third party, which could affect the property. Further, there is no insurance covering the property and we believe that no insurance is necessary since the property is unimproved and contains no buildings or improvements.

To date we have not performed any work on the property. We are presently in the exploration stage and we cannot guarantee that a commercially viable mineral deposit, a reserve, exists in the property until further exploration is done and a comprehensive evaluation concludes economic and legal feasibility. There are no native land claims that affect title to the property. We have no plans to try to interest other companies in the property if mineralization is found. If mineralization is found, we will try to develop the property ourselves.

Current Project - Location and Access and Physiography

The Pun and Tim claim groups are located in the Lillooet Mining Division, approximately 75 miles (120 kilometers) north of Vancouver, British Columbia and 9 miles (14.5 kilometers) east of Pemberton, British Columbia on the northwest shore of Lillooet Lake.

Access to the claim group is by a logging road that begins at the Pemberton airport and follows the west shore of Lillooet Lake through the claims.

The property is undeveloped. There are no plants or equipment located thereon. There are no mines, open pit or underground, on the property. There is no power source on the property. We intend to use gasoline powered generators for electricity when we begin exploration.

Title to the two mining claims is recorded in the name of Puneet Sharan, our President. There are no mortgages, liens, or other encumbrances against the property.

There is no general competitive conditions to which the property is subject. We are the only entity that can explore the property. The property is entirely undeveloped and in the opinion of management does not need insurance coverage.

The property is on moderate to steep terrain. Elevation varies from 660 feet on the lakeshore to 4500 feet at the northwest corner of the claims. Vegetation consists of mature Douglas fir, Hemlock, and Spruce forest. Moderate weather allows for field work throughout most of the year, however, winter storms may cause delays or postponement of field work. There is no currently no equipment or other infrastructure facilities on the property.


Property Status


The Pun and Tim Claims are held 100% by Puneet Sharan and consist of 18 units each and are located in the Lillooet Mining Division of British Columbia. Mr. Sharan purchased the claim group from Mr. Clive Ashworth. Total cost to maintain the claims is $3,280 for purposes of maintaining the claims on an annual basis. This fee includes the annual filing fee and cash in lieu of work on the claim as required by Canadian Mining law.


In its ongoing research of the area, management has found vague references to various work projects on the property over the last several decades. However, absolutely no complete or conclusive research is available to management at the time of this registration statement. Management will continue its attempt to gather any previously documented information or research generated from any historical work projects on the area.


The property is without known reserves and the proposed program is exploratory in nature. Accordingly, management cannot guarantee or provide any assurance that the claims will produce any commercially viable quantity of any precious metal in the future. Investors should not conclude BCEI will be successful in its exploration for a precious metal based upon the fact the property was previously researched. Management does NOT have any research that indicates or concludes that precious metals will be prevalent on the property.


Proposed Exploration Program


The Company must conduct exploration to determine what amount of minerals, if any, exist on our property and if any minerals which are found can be economically extracted and profitably processed. The Company plans to explore for the following mineralization deposits on the properties: zinc, copper, silver, and gold.


We intend to implement an exploration program which consists of core sampling. Core sampling is the process of drilling holes to depths up to 1,400 feet in order to extract samples of earth. We will hire a consultant to determine where drilling will occur on the property. The samples will be tested to determine if mineralized material is located on the property. Based upon the tests of the core samples, we will determine if we will terminate operations; proceed with additional exploration of the property; or develop the property. The proceeds from this offering are designed to only fund the costs of core sampling and testing. This exploration program should take approximately three months.


We estimate the cost of core sampling will be $20.00 per foot drilled. The amount of drilling will be predicated upon the amount of money raised in this offering and is estimated from a minimum $ 28,000 to a maximum of $ 112,000. We estimate that an exploration consultant(s) will cost a minimum of $ 3,000 per month to a maximum of $ 12,000 per month for services during the three month period or a total of $ 9,000 to $ 36,000. The total cost for analyzing the core samples is estimated at $ 4,000 to $ 20,000. We anticipate drilling ninety days after this offering is closed, weather permitting. To date, we have not paid any fees for any exploration consultant. See "Use of Proceeds" specifically "Exploration Expenditures" for a more detailed analysis of anticipated costs associated with the exploration plan. The above costs are estimates made by the Company based upon local costs for the specified work. The time frame for the planned geological exploration program, which includes core drilling, sample analysis and summary report, is estimated to take three months after the funds are received by the Company from the Offering. As such, the Company will not be able to proceed with a successful geological exploration program if the minimum $50,000 (representing 25% of offered shares) is not raised. Accordingly, if the minimum amount of $50,000 is not raised through this offering investors will more than likely lose their entire investment.


We do not claim to have any minerals or reserves whatsoever at this time on the property. At any phase, if we find that we do not have adequate funds to complete a phase, we will suspend our operations and attempt to raise more money so we can proceed. If we cannot raise the capital to proceed, we may be forced to terminate operations altogether and investors would lose their entire investment in the Company.

Competitive Factors


The minerals mining industry is fragmented. We compete with other exploration companies looking for minerals. We are one of the smallest exploration companies in existence. We are an infinitely small participant in the minerals mining market. While we compete with other minerals exploration companies, there is no competition for the exploration or removal of minerals from our property. Readily available minerals markets exist in Canada and around the world for the sale of precious metals. The Company believes it will be able to sell any minerals that they are able to recover. However, the Company can make no guarantee or provide any assurance that if it is able to sell minerals it will result in a profit to the Company.


Regulations

Our mineral exploration program is subject to the Canadian Mineral Tenure Act Regulation. This act sets forth rules for:

         - locating claims - posting claims - working claims - reporting work performed

We are also subject to the British Columbia Mineral Exploration Code, which tells us how and where we can explore for minerals. We must comply with these laws to operate our business. Compliance with these rules and regulations will not adversely affect our operations.

Environmental Law

We are also subject to the Health, Safety and Reclamation Code for Mines in British Columbia. This code deals with environmental matters relating to the exploration and development of mining properties. Its goals are to protect the environment through a series of regulations affecting:

         1. Health and safety
         2. Archaeological sites
         3. Exploration access

We are responsible to provide a safe working environment, not disrupt archaeological sites, and conduct our activities to prevent unnecessary damage to the property.

We will secure all necessary permits for exploration if development is warranted on the property. We anticipate no discharge of water into active stream, creek, river, lake, or any other body of water regulated by environmental law or regulation. No endangered species will be disturbed. Restoration of the disturbed land will be completed according to law. All holes, pits, and shafts will be sealed upon abandonment of the property. It is difficult to estimate the cost of compliance with the environmental law since the full nature and extent of our proposed activities cannot be determined until we start our operations and know what will be involved from an environmental standpoint.

We are in compliance with the act and will continue to comply with the act in the future.

Employees

Currently our employee consists of our Officer and Director, who at present is not being paid.

Employees and Employment Agreements

At present, we have no employees other than our Officer and Director, who has not been compensated. There are no employment agreements in existence. We presently do not have, pension, health, annuity, insurance, stock options, profit sharing or similar benefit plans; however, we may adopt plans in the future. There are presently no personal benefits available to our Director. During the exploration phases we intend to use the services of subcontractors for manual labor exploration work on the property and not hire employees.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

This section of the prospectus includes a number of forward- looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking states are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

We are a start-up corporation attempting to engage in exploration of minerals. We have not yet generated or realized any revenues from business operations. The Company as of December 14, 2005 has $ 3,385 of cash on hand. Management believes this amount of proceeds will not be enough to satisfy its expenses for the next twelve months. These expenses include mining fees and fees associated with the drafting and filing of this prospectus and SEC filing requirements after prospectus becomes effective (estimated at an additional $5,500), and office administrative expenses($500) and ($3,300) for annual maintenance of the claims.

The Company's officer and director, Mr. Sharan, has indicated that he would loan the Company up to $15,000 within the next twelve months. To date, Mr. Sharan has loaned the Company $3,000. The proceeds would be used for the purpose of completing the registration process, including accounting, legal and filing fees. Mr. Sharan has not provided the Company with any assurance or guarantee he will in fact continue to loan all the funds required by the Company to complete this registration. If a loan is provided by Mr. Sharan to the Company it would be an unsecured loan. Accordingly, additional funds would be required to be raised in order for the Company to continue as a going concern.

Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated any revenues and no revenues are anticipated until we begin removing and selling minerals. Accordingly, we must raise cash from sources other than the sale of minerals found on the property. Our only other source for cash at this time is investments by others in this offering. We must raise cash to implement our project and stay in business. The minimum amount of the offering will allow us to operate for at least one year. Our success or failure will be determined by what we find under the ground. The more money we raise, the more core samples we can take. The more core samples we take, the more thorough our exploration will be conducted. Since we do not know what we will find under the ground, we cannot tell you if we will be successful even if we raise the maximum amount of this offering. We will not begin exploration of the property until we raise money from this offering.

To meet our need for cash we are attempting to raise money from this offering. Whatever money we do raise, will be applied to the items set forth in the Use of Proceeds section of this prospectus. If we find mineralized material and it is economically feasible to remove the mineralized material, we will attempt to raise additional money through a subsequent private placement, public offering or through loans. If we do not raise all of the money we need from this offering to complete our exploration of the property, we will have to find alternative sources, like a second public offering, a private placement of securities, or loans from our officers or others.

At the present time, we have not made any arrangements to raise additional cash, other than through this offering. If we need additional cash and can't raise it we will either have to suspend operations until we do raise the cash, or cease operations entirely. If we raise the maximum amount of money from this offering, it is estimated that it will satisfy expenditures for twelve to fourteen months. Other than as described in this paragraph, we have no other financing plans.

We will be conducting research in the form of exploration of the property. Our exploration program is explained in as much detail as possible in the business section of this prospectus. We are not going to buy or sell any plant or significant equipment during the next twelve months. We will not buy any equipment until we have located a body of ore and we have determined it is economical to extract the ore from the land. We do not intend to seek interest from other companies in the property if we find mineralized materials as we intend to try to develop the reserves ourselves. If we are unable to complete any phase of exploration because we don't have enough money, we will cease operations until we raise more money. Attempting to raise additional capital after failing in any phase of our exploration plan would be difficult. As such, if additional proceeds cannot be secured by us we will have to cease operations and investors would lose their entire investment.

Management does not plan to hire additional employees at this time. All of the work on the property will be conducted by unaffiliated independent contractors that we will retain and such services will be dependant on the amount of proceeds we receive from this offering (See "Use of Proceeds"). The independent contractors will be responsible for surveying, geology, engineering, exploration, and excavation. The consultant(s) will evaluate the information derived from the exploration and excavation and advise us on the economic feasibility of removing the mineralized material. Management does not expect to hire any employees within the next twelve months nor does it anticipate any purchase or sale of plant or equipment.


Limited Operating History; Need for Additional Capital

There is no historical financial information about us upon which to base an evaluation of our performance. Boulder Creek Explorations, Inc. was incorporated in the State of Nevada in June of 2004; we are a start-up company with no operations and are attempting to explore for precious metals and have not generated any revenues from operations. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays in the exploration of our properties, and possible cost overruns due to price and cost increases in services (See "Risk Factors").

To become profitable and competitive, we must conduct research as to the economic viability of exploration of our properties before we start production of any minerals we may find. We are seeking equity financing though this offering to provide the capital required to implement our research and exploration phases. Equity financing could result in additional dilution to existing shareholders. There is no assurance we will receive the required financing to conduct our intended exploration of the property (See "Use of Proceeds" and "Risk Factors").

Even if we are successful in raising proceeds from this offering we have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations.


Off -Balance Sheet Arrangements

The Company has an Option Agreement in place with its sole officer and director, Puneet Sharan whereby Mr. Sharan gives and grants to the Company the sole and exclusive right and option to acquire an undivided 100% of the right, title and interest of Mr. Sharan in and to the Claims for $1, subject to consideration of the following:


     (a) The Company, or its permitted assigns, incurring exploration expenditures on the Claims of a minimum of $15,000 on or before March 31, 2006;

     (b) The Company, or its permitted assigns, incurring exploration expenditures on the Claims of a further $40,000 (for aggregate minimum exploration expenses of $55,000) on or before March 31, 2007; and

     (c) Upon exercise of the Option, BCEI agrees to pay Vendor, commencing January 1, 2009, the sum of $25,000 per annum for so long as BCEI, or its permitted assigns, holds any interest in the Claims.

The claims are located in British Columbia, Canada within the Lillooet Mining Division of the Ministry of Sustainable Resource Management. Both the Pun and Tim claims are four post claims, and they both consist of 18 units (one unit represent 25 hectares.) We cannot provide any assurance whatsoever that the claims will ever be productive in producing minerals.

The Company is dependent upon this proposed offering to obtain the funding for the required amount of exploration for the Company to exercise the option to acquire the rights to the claims from the current officer and director, Mr. Sharan. Currently there is no written agreement in place with Mr. Sharan for the renegotiation or extension of time to fulfill the requirements. However, Mr. Sharan, who is an officer and director of the Company, has expressed he would consider renegotiating the current option agreement in the future if it were in the best interest of the Company. Investors should be aware that Mr. Sharan's expression is neither a contract nor agreement between him and the Company.

There are no other off-balance sheet arrangements currently contemplated by management or in place that are reasonably likely to have future effect on the business, financial condition, revenue, or expenses and/or result of operations.

Results of Operations


Since inception, June 7, 2004 to October 31, 2005, BCEI has spent a total of $23,214 on start-up costs. BCEI has not generated any revenue from business operations. All proceeds currently held by BCEI are the result of the sale of common stock and a $3,000 long term loan from a shareholder. To date, start-up costs have included legal expenses ($2,845), accounting ($11,195), mining and property costs ($5,125), subscription and permits ($411), regulatory fees ($1,827), and Office and miscellaneous ($1,811).


Liquidity and Capital Resources


As of the date of this registration statement, we have yet to generate any revenues from our business operations. On Spetember 17, 2004 BCEI issued 7,000,000 shares of common stock to the sole director and President for cash proceeds of $0.001 per share. In September and October of 2004 BCEI issued 2,040,000 common shares for cash proceeds of $0.0075 per share. As of October 31, 2005, our total assets were $4,586, which includes $3,506 in cash and our total liabilities were $5,500, which includes a $3,000 loan from a shareholder.


                                   MANAGEMENT

Officers and Directors

Our sole director serves until his successor is elected and qualified. Our sole officer is elected by the board of directors to a term of one (1) year and serves until his successor is duly elected and qualified, or until he is removed from office. The board of directors has no nominating, auditing or compensation committees.

The name, address, age and position of our present sole officer and director is set forth below:

      Name and Address           Age                 Position(s)
------------------------------   ---    ---------------------------------------
Puneet Sharan                     40    President, Principal Executive Officer,
1450 Sasamat Street                     Treasurer and Principal Financial
Vancouver, BC  Canada  V6R 4G4          Officer and sole member of the Board of
                                        Directors

The persons named above have held their offices/positions since inception of our company and are expected to hold their offices/positions until the next annual meeting of our stockholders.

Background of Officers and Directors

Since June 2004, Puneet Sharan has been our president, chief executive officer, treasurer, chief financial officer and the sole member of the board of directors. Mr. Sharan, 40, received a Bachelors Degree in Commerce from the University of British Columbia in 1987. From 1987 to 1998, Mr. Sharan worked as a stockbroker in British Columbia. From 1998 to 2000, Mr Sharan was the General Manager of Forefront Ventures in Chihuahua, Mexico. He oversaw the construction of a 75-ton per day floatation mill for gold and silver in the Yoquivo mining district in Chihuahua. From 2000 to 2002 he worked as an independent stock market consultant with various public companies. Since 2003 Mr. Sharan has worked for Canadian Toys Vending in operations. He managed a distribution division in China for 7 months in 2003 and is currently working from their Vancouver headquarters.

Conflicts of Interest

At the present time, we do not foresee a direct conflict of interest because we do not intend to acquire any additional properties. The only conflict that we foresee is Mr. Sharan's devotion of time to projects that do not involve us. In the event that Mr. Sharan ceases devoting time to our operations, he has agreed to resign as an officer and director.

                             EXECUTIVE COMPENSATION

The following table sets forth the compensation paid by us from inception on June 7, 2004 through October 31, 2005. The compensation addresses all compensation awarded to, earned by, or paid to our named executive officer for the fiscal year ending 2004. This information includes the dollar value of base salaries, bonus awards and number of stock options granted, and certain other compensation, if any.

                                      Summary Compensation Table
                                                                           Long-Term Compensation
                                          Annual Compensation           Awards      Payouts
      (a)          (b)      (c)      (d)         (e)          (f)        (g)          (h)       (i)
                                                                      Securities
                                                                      Restricted
                                                Other        Under    Shares or                Other
                                               Annual      Options/   Restricted              Annual
Names Executive                                Compen-       SARs       Share        LTIP     Compen-
  Officer and     Year     Salary   Bonus      sation       Granted     Units       Payouts   sation
   Principal      Ended    (US$)    (US$)       (US$)         (#)       (US$)        (US$)     (US$)
   Position
 Puneet Sharan    2004       0        0           0            0          0            0         0
   President


We have not paid any salaries in 2004 or 2005, and we do not anticipate paying any salaries at any time in 2005 or for the first three quarters of 2006. We will not begin paying salaries until we have adequate funds to do so. There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our officer and director other than as described herein.


Long-Term Incentive Plan Awards

We not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

Compensation of Directors

Our directors do not receive any compensation for serving as members of the board of directors. As of the date hereof, we have not entered into employment contracts with any of our officers and do not intend to enter into any employment contracts until such time as it profitable to do so.

Indemnification

Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

                             PRINCIPAL STOCKHOLDERS


The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by each of our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what their ownership will be assuming completion of the sale of all shares in this offering. The stockholder listed below has direct ownership of his shares and possesses sole voting and dispositive power with respect to the shares.

                                               Number of       Percentage of
                                               Shares After    Ownership After
                                 Number of     Offering        the Offering
                                 Shares        Assuming all    Assuming all of
Name and Address                 Before the    of the Shares   the Shares are
Beneficial Ownership [1]         Offering      are Sold        Sold

Puneet Sharan
1450 Sasamat Street              7,000,000     7,000,000         54%
Vancouver, British Columbia
V6R 4G4 Canada

All Officers and Directors       7,000,000     7,000,000         54%
as a Group (1 person)

[1] The persons named above may be deemed to be a "parent" and "promoter" of our company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of his/its direct and indirect stock holdings. Mr. Sharan is the only "promoter" of our company.

Future Sales by Existing Stockholders


A total of 7,000,000 shares of common stock were issued to our sole officer and director, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale, commencing one year after their acquisition commencing September, 2005. Under Rule 144, a shareholder can sell up to 1% of total outstanding shares every three months in brokers' transactions. Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

Because our sole officer and director will control us after the offering, regardless of the number of shares sold, your ability to cause a change in the course of our operations is eliminated. As such, the value attributable to the right to vote is gone. This could result in a reduction in value to the shares you own because of the ineffective voting power. No common stock is subject to outstanding options, warrants or securities convertible into common stock.

                            DESCRIPTION OF SECURITIES

Common Stock

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share. The holders of our common stock:

 * have equal ratable rights to dividends from funds legally available if and when declared by our board of directors;
 * are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;
 * do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and
 * are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

Non-cumulative Voting


Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, present stockholders will own approximate 54% of our outstanding shares.


Cash Dividends

As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Anti-Takeover Provisions

There are no Nevada anti-takeover provisions that may have the affect of delaying or preventing a change in control. 78.378 through 78.3793 of the Nevada Revised Statutes relates to control share acquisitions that may delay to make more difficult acquisitions or changes in our control, however, they only apply when we have 200 or more stockholders of record, at least 100 of whom have addresses in the state of Nevada appearing on our stock ledger and we do business in this state directly or through an affiliated corporation. Neither of the foregoing events seems likely will occur. Currently, we have no Nevada shareholders and since this offering will not be made in the state of Nevada, no shares will be sold to Nevada residents. Further, we do not do business in Nevada directly or through an affiliate corporation and we do not intend to do business in the state of Nevada in the future. Accordingly, there are no anti-takeover provisions that have the affect of delaying or preventing a change in our control.

Reports

After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 15(d) of the Securities Act. The reports will be filed electronically. The reports we will be required to file are Forms 10-KSB, 10-QSB, and 8-K. You may read copies of any materials we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that will contain copies of the reports we file electronically. The address for the Internet site is www.sec.gov.

Stock Transfer Agent

We have not engaged the services of a transfer agent at this time, however, within the next twelve months we anticipate doing so. Until such a time a transfer agent is retained, BCEI will act as its own transfer agent.

                              CERTAIN TRANSACTIONS

Puneet Sharan, our President and sole Director, has not received and will not receive anything of value, directly or indirectly, from us and we have not received and will not receive any assets, services or other consideration from Mr. Sharan, other than the possible transfer of the mineral claims from his name.

The potential transfer of the mineral claims are based upon Option Agreement the Company has in place with its sole officer and director, Puneet Sharan whereby Mr. Sharan gives and grants to the Company the sole and exclusive right and option to acquire an undivided 100% of the right, title and interest of Mr. Sharan in and to the Claims for $1, subject to consideration of the following:


     (a) The Company, or its permitted assigns, incurring exploration expenditures on the Claims of a minimum of $15,000 on or before March 31, 2006;

     (b) The Company, or its permitted assigns, incurring exploration expenditures on the Claims of a further $40,000 (for aggregate minimum exploration expenses of $55,000) on or before March 31, 2007; and

     (c) Upon exercise of the Option, BCEI agrees to pay Vendor, commencing January 1, 2009, the sum of $25,000 per annum for so long as BCEI, or its permitted assigns, holds any interest in the Claims.


The claims are located in British Columbia, Canada within the Lillooet Mining Division of the Ministry of Sustainable Resource Management. Both the Pun and Tim claims are four post claims, and they both consist of 18 units (one unit represent 25 hectares.) The Company cannot provide any assurance whatsoever that the claims will ever be productive in producing minerals in the future.


In September 2004, we issued a total of 7,000,000 shares of restricted common stock to Puneet Sharan, our sole officer and director, for total consideration of $7,000. This was accounted for as a purchase of common stock. In September and October 2004, we issued 2,040,000 common shares for total consideration of $15,300, which was accounted for as a purchase of common stock.


The Company's officer and director, Mr. Sharan, has indicated that he would loan the Company up to $15,000 within the next twelve months. The proceeds would be used for the purpose of completing the registration process, including accounting, legal and filing fees. Mr. Sharan has not provided the Company with any assurance or guarantee he will in fact loan all the funds required by the Company to complete this registration. If a loan is provided by Mr. Sharan to the Company it would be an unsecured loan.

                                   LITIGATION

We are not a party to any pending litigation and none is contemplated or threatened.

                                     EXPERTS

Our financial statements have been audited for the period from inception to October 31, 2005 by MacKay LLP Chartered Accountants, 1100 - 1177 West Hastings Street, Vancouver, British Columbia Canada V6E 4T5 as set forth in their report included in this prospectus. Their report is given upon their authority as experts in accounting and auditing.

James N. Barber, Attorney at Law, Suite 100, Bank One Tower 50 West Broadway, Salt Lake City, UT 84101 has acted as our legal counsel. Mr. Barber opined on the legality of the 6,040,000 shares of common stock offered through this prospectus.

                              FINANCIAL STATEMENTS

Our fiscal year end is October 31. We will provide audited financial statements to our stockholders on an annual basis; the statements will be prepared by a Registered Public Accountant Firm.

Our financial statements immediately follow:


   FINANCIAL STATEMENTS (OCTOBER 31, 2005)                       F1
     Report of Independent Registered Public Accounting Firm     F2
     Balance Sheet                                               F3
     Statement of Operations and Deficit                         F4
     Statement of Stockholders' Equity                           F5
     Statement of Cash Flows                                     F6
     NOTES TO THE FINANCIAL STATEMENTS                       F7-F10

                        BOULDER CREEK EXPLORATIONS, INC.

                         (An Exploration Stage Company)

                              FINANCIAL STATEMENTS

                                OCTOBER 31, 2005























Balance Sheet

Statement of Operations and Deficit

Statement of Stockholders' Equity

Statement of Cash Flows

Notes to the Financial Statements

================================================================================

Report of Independent Registered Public Accounting Firm

To the Shareholders of
Boulder Creek Explorations, Inc.
(an Exploration Stage Enterprise)


We have audited the balance sheets of Boulder Creek Explorations, Inc. as at October 31, 2005 and 2004 and the statements of operations, changes in stockholders' equity, and cash flows for the periods from inception June 7, 2004 to October 31, 2005 and 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, these financial statements present fairly in all material respects, the financial position of the Company as at October 31, 2005 and 2004 and the results of its operations and its cash flows for the periods from inception June 7, 2004 to October 31, 2005 and 2004 in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements referred to above have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company is in the development stage, has no established source of revenue and is dependent on its ability to raise capital from shareholders or other sources to sustain operations. These factors, along with other matters as set forth in Note 1, raise substantial doubt that the Company will be able to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.






Vancouver, Canada.                                             /s/ "MacKay LLP"
December 20, 2005                                         Chartered Accountants



--------------------------------------------------------------------------------

                           BOULDER CREEK EXPLORATIONS
                         (An Exploration Stage Company)

                                 BALANCE SHEETS

                                                        October 31,  October 31,
                                                           2005         2004
--------------------------------------------------------------------------------

CURRENT ASSETS
   Cash                                                  $  3,506     $ 19,106
--------------------------------------------------------------------------------

FIXED ASSETS (net of depreciation)                          1,080            -
--------------------------------------------------------------------------------
TOTAL ASSETS                                             $  4,586     $ 19,106
================================================================================

       LIABILITIES AND STOCKHOLDERS' EQUITY


CURRENT LIABILITIES
     Accounts payable and accrued liabilities            $  2,500     $  3,000
     Due to related party (Note 5)                          3,000            -
--------------------------------------------------------------------------------
                                                            5,500        3,000
--------------------------------------------------------------------------------

GOING CONCERN (Note 1)

STOCKHOLDERS' EQUITY (Note 4)
Common stock, 75,000,000 shares authorized
 with $0.001 par value
Issued and outstanding
 9,040,000 common shares
  (October 31, 2004 -9,040,000)                             9,040        9,040
 Additional paid-in-capital                                13,260       13,260
 Deficit accumulated during exploration stage             (23,214)      (6,194)
--------------------------------------------------------------------------------

                                                             (914)      16,106
--------------------------------------------------------------------------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY               $  4,586     $ 19,106
================================================================================





                                Sole Director
---------------------------------------------





   The accompanying notes are an integral part of these financial statements.

                        BOULDER CREEK EXPLORATIONS, INC.
                         (An Exploration Stage Company)

                            STATEMENTS OF OPERATIONS


                                              For the period
                               For the year     from June 7,      June 7, 2004
                                  ended       2004 (inception)   (inception) to
                                October 31,    to October 31,      October 31,
                                   2005             2004              2005
--------------------------------------------------------------------------------


GENERAL AND ADMINISTRATIVE
 EXPENSES

  Mining property costs        $     3,346     $     2,190       $     5,536
  Office and general                 1,287             200             1,487
  Professional fees                  9,415           3,804            13,219
  Regulatory and filing fees         2,972               -             2,972
--------------------------------------------------------------------------------

                                    17,020           6,194            23,214
--------------------------------------------------------------------------------

NET LOSS FOR THE PERIOD        $   (17,020)    $    (6,194)      $   (23,214)
================================================================================



BASIC LOSS PER COMMON SHARE    $    (0.002)    $    (0.002)      $    (0.003)
================================================================================

WEIGHTED AVERAGE NUMBER
 OF COMMON SHARES OUTSTANDING    9,040,000       2,646,301         7,196,250
================================================================================
















   The accompanying notes are an integral part of these financial statements.

                               BOULDER CREEK EXPLORATIONS, INC.
                                (An Exploration Stage Company)

                               STATEMENT OF STOCKHOLDERS' EQUITY

               FOR THE PERIOD FROM JUNE 7, 2004 (INCEPTION) TO OCTOBER 31, 2005

                                                                    Deficit
                                    Common Stock                   Accumulated
                               ---------------------   Additional    During
                               Number of                Paid in    Exploration  Stockholders'
                                 Shares      Amount     Capital       Stage       Equity
----------------------------------------------------------------------------------------------
Balance, June 7, 2004                  -   $       -   $       -   $       -    $       -
Common stock  issued for
 cash at $0.001 per share,
 to the sole director and
 president September, 2004     7,000,000       7,000           -           -        7,000

Common stock issued for
 cash at $0.0075 per share
 on September 23, 2004         1,760,000       1,760      11,440           -       13,200

Common stock issued for cash
 at $0.0075 per share on
 October 15, 2004                280,000         280       1,820           -        2,100

Net loss for the period
 June 7, 2004 (inception) to
 October 31, 2004                                                     (6,194)      (6,194)
----------------------------------------------------------------------------------------------

Balance, October 31, 2004      9,040,000       9,040      13,260      (6,194)      16,106
----------------------------------------------------------------------------------------------

Net loss for the year ended
 October 31, 2005                      -           -           -     (17,020)     (17,020)
----------------------------------------------------------------------------------------------

Balance, October 31, 2005      9,040,000   $   9,040   $  13,260  $  (23,214)   $    (914)
==============================================================================================










          The accompanying notes are an integral part of these financial statements.


                                             F-5

                        BOULDER CREEK EXPLORATIONS, INC.
                         (An Exploration Stage Company)

                            STATEMENTS OF CASH FLOWS


                                                                  For the period
                                     For the year   June 7, 2004   June 7, 2004
                                        ended      (inception) to  (inception)to
                                     October 31,     October 31,    October 31,
                                         2005            2004          2005
--------------------------------------------------------------------------------

CASH FLOWS USED IN
 OPERATING ACTIVITIES
  Net loss for the period              $(17,020)      $ (6,194)      $(23,214)
  Adjustment to reconcile
   net loss to net cash
   from operating activities:
  - depreciation                            120              -            120
  - accounts payable and accrued
    liabilities                            (500)         3,000          2,500
--------------------------------------------------------------------------------

NET CASH USED IN
 OPERATING ACTIVITIES                   (17,400)        (3,194)       (20,594)
--------------------------------------------------------------------------------

CASH FLOWS USED FROM
 INVESTING ACTIVITY
     Fixed assets                        (1,200)             -         (1,200)
--------------------------------------------------------------------------------

NET CASH FLOWS USED IN
 INVESTING ACTIVITY                      (1,200)             -         (1,200)
--------------------------------------------------------------------------------

CASH FLOWS FROM FINANCING
 ACTIVITIES
    Proceeds on sale of common stock          -         22,300         22,300
    Related party advances                3,000              -          3,000
--------------------------------------------------------------------------------

NET CASH PROVIDED BY
 FINANCING ACTIVITIES                     3,000         22,300         25,300
--------------------------------------------------------------------------------

(DECREASE) INCREASE IN CASH             (15,600)        19,106          3,506

CASH, BEGINNING OF PERIOD                19,106              -              -
--------------------------------------------------------------------------------

CASH, END OF PERIOD                    $  3,506       $ 19,106       $  3,506
================================================================================


SUPPLEMENTAL CASH FLOW INFORMATION:
 Cash paid for interest                $      -       $      -       $      -
                                       --------       --------       --------
 Cash paid for income taxes            $      -       $      -       $      -
                                       --------       --------       --------
 Common stock issued for acquisition
    of mineral property                $      -       $      -       $      -
                                       --------       --------       --------







   The accompanying notes are an integral part of these financial statements.

                        BOULDER CREEK EXPLORATIONS, INC.
                         (An Exploration Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

                                OCTOBER 31, 2005
--------------------------------------------------------------------------------

NOTE 1 - NATURE OF OPERATIONS AND BASIS OF PRESENTATION
--------------------------------------------------------------------------------

Boulder Creek Explorations, Inc. (the "Company") is an exploration stage company that was organized to engage in the business of natural resource exploration in the Province of British Columbia, Canada.

Going concern
The Company commenced operations on June 7, 2004 and has not realized any revenues since inception. The Company has a deficit accumulated to the year ended October 31, 2005 in the amount of $23,214. The ability of the Company to continue as a going concern is dependent on raising capital to fund its business plan and ultimately to attain profitable operations. Accordingly, these factors raise substantial doubt as to the Company's ability to continue as a going concern. The Company is funding its initial operations by way of Private Placement. As of October 31, 2005 the Company had issued 9,040,000 shares of common stock in the capital of the Company and had received proceeds of $22,300.


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
--------------------------------------------------------------------------------

Organization
The Company was incorporated on June 7, 2004 in the State of Nevada. The Company's fiscal year end is October 31.

Basis of presentation
These financial  statements are presented in United States dollars and have been
prepared  in  accordance  with  United  States  generally  accepted   accounting
principles.

Exploration stage company
The Company is considered to be in the exploration stage as defined in Statement of Financial Accounting Standards No. 7.

Natural resource properties
Natural resource properties consist of exploration and mining concessions, options and contracts. Acquisitions, leasehold costs and exploration costs are expensed as incurred until an independent feasibility study has determined that the property is capable of economic commercial production.

Use of Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

Financial Instruments
All significant financial assets, financial liabilities and equity instruments of the Company are either recognized or disclosed in the financial statements together with other information relevant for making a reasonable assessment of future cash flows, interest rate risk and credit risk. Where practical the fair values of financial assets and financial liabilities have been determined and disclosed; otherwise only available information pertinent to fair value has been disclosed.

Loss per Common Share
Basic earnings per share includes no dilution and is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding for the period. Dilutive earnings per share reflects the potential dilution of securities that could share in the earnings of the Company. Because the Company does not have any potentially dilutive securities, the accompanying presentation is only of basic loss per share.

                        BOULDER CREEK EXPLORATIONS, INC.
                         (An Exploration Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

                                OCTOBER 31, 2005
--------------------------------------------------------------------------------

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)
--------------------------------------------------------------------------------

Income taxes
The Company follows the liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax balances. Deferred tax assets and liabilities are measured using enacted or substantially enacted tax rates expected to apply to the taxable income in the years in which those differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of enactment or substantive enactment. As at October 31, 2005 the Company had net operating loss carryforwards, however, due to the uncertainty of realization, the Company has provided a full valuation allowance for the deferred tax assets resulting from these loss carryforwards.

Stock-based Compensation
SFAS No. 123, "Accounting for Stock-Based Compensation", as issued by the Financial Accounting Standards Board ("FASB"), as amended by SFAS No. 148, "Accounting for Stock-Based Compensation - transition and disclosure", encourages the use of the fair value based method of accounting for stock-based employee compensation. SFAS No. 123 allows entities to continue to apply the intrinsic value method prescribed by Accounting Principles Board Opinion 25, "Accounting for Stock Issued to Employees" ("APB 25") and related interpretations and provide pro forma disclosures of net income (loss) and earnings (loss) per share. Under APB 25, compensation cost is measured based on the excess, if any, of the quoted market price or fair value of a company's stock at the grant date (or a later date where the option has variable terms that depend on events after the date of grant) over the amount an employee must pay to acquire the stock. Compensation expense is recognized immediately for past services and pro-rata for future services over the option-vesting period. SFAS 123 allows but does not require that compensation cost resulting from the granting of stock options be measured and reported currently in the income statement and allocated over the remaining life of the option.

The Company has elected to follow APB 25 and provide the pro forma disclosures required under SFAS 123 with respect to stock options granted to employees. The Company will provide pro-forma information and expense information, respectively, as required by SFAS No. 123 showing the results of applying the fair value method using the Black-Scholes option pricing model.

The Company accounts for equity instruments issued in exchange for the receipt of goods or services from other than employees in accordance with SFAS No. 123 and the conclusions reached by the Emerging Issues Task Force in Issue No.
96-18. Costs are measured at the estimated fair market value of the consideration received or the estimated fair value of the equity instruments issued, whichever is more reliably measurable. The value of equity instruments issued for consideration other than employee services is determined on the earliest of a performance commitment or completion of performance by the provider of goods or services as defined by EITF 96-18.

The Company has also adopted the provisions of the FASB Interpretation No.44, Accounting for Certain Transactions Involving Stock Compensation - An Interpretation of APB Opinion No. 25 ("FIN 44"), which provides guidance as to certain applications of APB 25. FIN 44 is generally effective July 1, 2000 with the exception of certain events occurring after December 15, 1998.

To October 31, 2005 the Company has not granted any stock options and has not recorded any stock-based compensation.

                        BOULDER CREEK EXPLORATIONS, INC.
                         (An Exploration Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

                                OCTOBER 31, 2005
--------------------------------------------------------------------------------

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)
--------------------------------------------------------------------------------

RECENT ACCOUNTING PRONOUNCEMENTS

In May 2003,  the FASB issued SFAS No. 150,  "Accounting  for certain  Financial
Instruments with Characteristics of both Liabilities and Equity" ("SFAS No. 150"). SFAS 150 requires that certain financial instruments issued in the form of shares that are mandatorily redeemable as well as certain other financial instruments be classified as liabilities in the financial statements. SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003.

In December 2004, the FASB issued SFAS No. 123 (Revised 2004), Share-Based Payment ("SFAS 123(R)"), which requires the compensation cost related to share-based payments, such as stock options and employee stock purchase plans, be recognized in the financial statements based on the grant-date fair value of the award. SFAS 123(R) is effective for all interim periods beginning after December 15, 2005. Management is currently evaluating the impact of this standard on the Company's financial condition and results of operations.

In December 2004, the FASB issued SFAS No. 153, Exchanges of Non-monetary Assets, an amendment of APB Opinion No. 29, Accounting for Non-monetary Transactions ("SFAS 153") SFAS 153 requires that exchanges of non-monetary assets are to be measured based on fair value and eliminates the exception for exchanges of non-monetary, similar productive assets, and adds an exemption for non-monetary exchanges that do not have commercial substance. SFAS 153 will be effective for fiscal periods beginning after June 15, 2005. Management does not believe that the adoption of this standard will have a material impact on the Company's financial condition or results of operations.

In addition, the FASB and Emerging Issues Task Force ("EITF") have issued a variety of interpretations including the following interpretations with wide applicability:

Financial Interpretation No. 46 ("FIN 46"), "Consolidation of Variable Interest Entities", which addresses the consolidation of variable interest entities (formerly referred to as "Special Purpose Entities"). The Interpretation is generally in effect for interim or annual periods beginning after December 15, 2003.

In  November  2002,  the EITF  reached  a  consensus  on Issue  00-21,  "Revenue
Arrangements with Multiple Deliverables" ("EITF 00-21"). This consensus addresses issues related to separating and allocating value to the individual elements of a single customer arrangement involving obligations regarding multiple products, services, or rights which may be fulfilled at different points in time or over different periods of time. EITF 00-21 guidance is applicable for arrangements entered into in fiscal periods beginning after June 15, 2003.

The adoption of these new pronouncements is not expected to have a material effect on the Company's financial position or results of operations.


NOTE 3 - NATURAL RESOURCE PROPERTIES and RELATED EXPLORATION DEVELOPMENT
--------------------------------------------------------------------------------

The Company has acquired through its President, an option to purchase a 100% undivided interest in two mining claims in the Lillooet Mining Division of British Columbia, Canada. The claims are named TIM and PUN and comprise of 36 claims.

Under the claim agreement (amended September 8, 2005), annual payments of $25,000 commencing January 1, 2008 are required as long as an interest is held in the claims, and minimum exploration expenditures of $15,000 and $40,000 are required on or before March 31, 2006 and 2007.

In March 2005 the Company paid $3,306 to the British Columbia Ministry of Mines for a one year renewal on the Company's mineral claims.

                        BOULDER CREEK EXPLORATIONS, INC.
                         (An Exploration Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

                                OCTOBER 31, 2005
--------------------------------------------------------------------------------

NOTE 4 - STOCKHOLDERS' EQUITY
--------------------------------------------------------------------------------

The Company's capitalization is 75,000,000 common shares with a par value of $0.001 per share.

As at July 31, 2005 the Company has not granted any stock options and has not recorded any stock-based compensation.

On July 10, 2004 the Company issued 7,000,000 common shares at $0.001 per share to the sole director and President of the Company for net cash proceeds of $7,000 to the Company.

On September 23, 2004 the Company issued 1,760,000 common shares to several investors at $0.0075 per share for net cash proceeds of $13,200 to the Company.

On October 15, 2004 the Company issued 280,000 shares to one investor at $0.0075 per share for net cash proceeds of $2,100 to the Company.


NOTE 5 - RELATED PARTY TRANSACTIONS
--------------------------------------------------------------------------------

The Company reimbursed the sole director and President, $690 for office expenses and $1,200 for a computer paid on behalf of the Company during the period ended October 31, 2005.

The Company entered into an option agreement to purchase mining claims (note 3), the annual payments will be made to the sole director and President.

Boulder Creek Explorations, Inc. owes the sole director and President of the Company $3,000. There are no definite repayment terms, no security or accruing interest. Fair value cannot be determined.


NOTE 6 - INCOME TAXES
--------------------------------------------------------------------------------

The Company has adopted the FASB No. 109 for reporting purposes. As of October 31, 2005, the Company had net operating loss carry forwards of approximately $23,000 that may be available to reduce future years' taxable income and will expire in 2024. Availability of loss usage is subject to change of ownership limitations under Internal Revenue Code 382. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the future tax asset relating to these tax loss carryforwards.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

MacKay LLP Chartered Accountants, from their Vancouver, British Columbia office, are our auditors. There have not been any changes in or disagreements with accountants on accounting and financial disclosure or any other matter.

                      DEALER PROSPECTUS DELIVERY OBLIGATION

"Until _________________________, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealer obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions."

               Part II. INFORMATION NOT REQUIRED IN THE PROSPECTUS

Other Expenses of Issuance and Distribution

The estimated expenses of the offering, whether or not all shares are sold, all of which are to be paid by the registrant, are as follows:

        Legal and Accounting         18,540
              SEC Filing Fee             77
                    Printing            250
              Transfer Agent          2,500
                       TOTAL        $21,367
                                    -------

Recent Sales of Unregistered Securities

(a)  Prior sales of common shares

BCEI is authorized to issue up to 75,000,000 shares of common stock with a par value of $0.001. As of July 31, 2005 we had issued 7,000,000 common shares to the sole director and officer for total consideration of $7,000. In addition we have issued 2,040,000 common shares for total consideration of $15,300 to a total of eight (8) registered shareholders all of whom are resident outside the United States. There are no United States shareholders of record who own shares in BCEI.

BCEI is not listed for trading on any securities exchange in the United States, and there has been no active market in the United States or elsewhere for the common shares.

During the past year, BCEI has sold the following securities which were not registered under the Securities Act of 1933, as amended:

September, 2004

BCEI issued 7,000,000 common shares to the sole director and President of the Company for cash proceeds of $0.001 per share.


September 23, 2004 - October 15, 2004

BCEI issued 2,040,000 common shares to eight (8) individual investors for cash proceeds of $0.0075 per share.


We issued the foregoing restricted shares of common stock to the above named eight (8) individuals pursuant to Regulation S of the Securities Act of 1933. None of the above are deemed to be accredited investors and each was in possession of all material information relating to Boulder Creek. Further, no


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


commissions were paid to anyone in connection with the sale of the shares and no general solicitation was made to anyone.

All of the above investors are normally resident outside of the United States; the transaction took place outside the U.S.; no directed selling efforts were made in the U.S. by Boulder Creek, any distributor, any affiliate or any person acting on behalf of the foregoing; the securities were offered and sold in a foreign (Canada) directed offering to residents thereof and in accordance with the rules and regulations of the B.C. Securities Commission.

(b)  Use of proceeds

We have spent a portion of the proceeds of the above private placements to pay for costs associated with this registration statement and we expect the balance of the proceeds will be mainly applied to further costs of this prospectus and administrative costs.

We shall report the use of proceeds on our first periodic report filed pursuant to sections 13(a) and 15(d) of the Exchange Act after the effective date of this registration statement and thereafter on each of our subsequent periodic reports through the later of the disclosure of the application of the offering proceeds or disclosure of the termination of this offering.

                                    EXHIBITS

The following exhibits are filed as part of this registration statement, pursuant to Item 601 of Regulation K. All exhibits have been previously filed unless otherwise noted.

Exhibit No.     Document Description
-----------     --------------------
* 3.1           Articles of Incorporation
* 3.2           Bylaws of Boulder Creek Explorations, Inc.
* 4.1           Specimen Stock Certificate
* 5.1           Opinion of James N. Barber regarding the legality of the
                 securities being registered
*10.1           Option To Purchase Agreement
*10.2           Amended Option to Purchase Agreement
 23.1           Consent of MacKay LLP Chartered Accountants
*99.1           Subscription Agreement
*               Previously filed

(b)  Description of Exhibits

*Exhibit 3.1
------------

Articles of Incorporation of Boulder Creek Explorations, Inc. dated June 7,
2004.

*Exhibit 3.2
------------

Bylaws of Boulder Creek Explorations, Inc.

*Exhibit 4.1
------------

Specimen Stock Certificate.


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


*Exhibit 5.1
------------

Opinion of James N. Barber Attorney At Law, Suite 100, Bank One Tower 50 West Broadway, Salt Lake City, UT dated July 12, 2005 regarding the legality of the securities being registered in this registration statement.

*Exhibit 10.1
-------------

Option To Purchase Agreement between Boulder Creek Explorations, Inc. and Puneet Sharan of Vancouver, B.C., dated August 27, 2004 to acquire a 100% interest in the Pun and Tim mining claims.


*Exhibit 10.2
-------------

Amended Option To Purchase Agreement between Boulder Creek Explorations, Inc. and Puneet Sharan of Vancouver, B.C., dated September 8, 2005 to acquire a 100% interest in the Pun and Tim mining claims.


Exhibit 23.1
------------

Consent of MacKay LLP Chartered Accountants, 1100 - 1177 West Hastings Street, Vancouver, British Columbia Canada V6E 4T5 regarding the use in this registration statement of their report of the auditors and financial statements of Boulder Creek Explorations for the period ending October 31, 2005.

*Exhibit 99.1
-------------

Subscription Agreement

* Previously filed

                                  UNDERTAKINGS

Presently the director and officer of BCEI are not covered by liability insurance. However, BCEI's Articles of Incorporation state that the Corporation may indemnify its officers, directors, employees and agents to the full extent permitted by the laws of the State of Nevada. No other statute, charter provision, by-law, contract or other arrangement to insure or indemnify a controlling person, director or officer of BCEI exists which would affect his liability in that capacity.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by itself is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes:

1. To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement:

     a. To include any prospectus required by Section 10(a)(3) of the Securities Act;

     b. To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered, if the total dollar value of securities offered would not exceed that which is registered, any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424 (b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

     c. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


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


                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on this Form SB-2 and authorized this registration statement and has duly caused this Form SB-2 registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Richmond, British Columbia, on this 18th day of January, 2006.

Boulder Creek Explorations, Inc.

BY: /s/ "Puneet Sharan" Puneet Sharan, President Chief Executive Officer, Principal Financial Officer and Sole Director


Know all men by these present, that each person whose signature appears below constitutes and appoints Puneet Sharan, as agent, with full power of substitution, for his and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to file the same, therewith, with the Securities and Exchange Commission, and to make any and all state securities law or blue sky filings, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying the confirming all that said attorney-in-fact and agent, or any substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Form SB-2 registration statement has been signed by the following persons in the capacities and on the dates indicated:


     Signature                        Title                          Date
-------------------    -------------------------------------  ------------------
                           Principal Executive Officer,
/s/ "Puneet Sharan"        Principal Accounting Officer
                           Principal Financial Officer,
                                 and Sole Director             January 18, 2006




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